Exhibit 99.2

Biotricity Announces Reverse Stock Split

REDWOOD CITY, CA / ACCESSWIRE / June 30, 2023 / Biotricity Holdings, Inc. (“Biotricity” or the “Company”) (NASDAQ:BTCY), a medical diagnostic and consumer healthcare technology company, today it will effect a reverse stock split of its common stock. Biotricity expects its common stock to begin trading on a split-adjusted basis on the Nasdaq Capital Market as of the commencement of trading on July 3, 2023.

The reverse stock split was approved by the Board of Directors of the Company and is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market.

At the effective time of the reverse stock split, every 6 shares of Biotricity common stock issues and outstanding will be combined into one share of common stock issued and outstanding. This will reduce the Company’s outstanding common stock from approximately 51 million shares to approximately 8.5 million shares. No fractional shares of common stock will be issued as a result of the reverse stock split and instead fractional shares will be rounded up.

Waqaas Al-Siddiq, Chief Executive Officer, commented, “The reverse split is a necessary step in our efforts to maintain our listing on the Nasdaq market. The visibility and credibility that comes with a Nasdaq listing is an important component in our efforts to enhance shareholder value.”

About Biotricity

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic products for chronic conditions. The Company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Biotricity Inc.
1-800-590-4155
investors@biotricity.com

SOURCE: Biotricity, Inc.